SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 10, 2004
                                ----------------


                                H-QUOTIENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Virginia                       1001781                 54-1947753
----------------------------         ----------------        -------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)



                    8150 Leesburg Pike, Suite 503 Vienna, VA
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (703) 752-0690


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 10, 2004, the Registrant engaged Liebman, Goldberg & Drogin, LLP as the Registrant's independent accountants.

On March 10, 2004, the Registrant and its current independent accountants Aronson & Company, mutually agreed that Aronson & Company would not stand for reappointment as the Registrant's independent accountants.

The Registrant's Board of Directors approved the change of independent accountants.

Aronson & Company 's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through March 10, 2004, there have been no disagreements with Aronson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Aronson & Company would have caused them to make reference thereto in their report on the financial statements for such years.

The Registrant has requested that Aronson & Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 15, 2004, is filed as Exhibit 16 to this Form 8-K.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    H-Quotient, Inc.
                                                    ----------------------------
                                                    (Registrant)


Date:  March 16, 2004                               /s/ Douglas Cohn
                                                    ----------------------------
                                                    Douglas Cohn
                                                    Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit No                   Description
-----------                  -----------
16                           Letter of Aronson & Company dated March 15, 2004